Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE

Clear Channel Outdoor Holdings, Inc. Announces Proposed Offering of Common Stock

San Antonio, Texas – July 22, 2019 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (“Clear Channel Outdoor”), one of the world’s largest outdoor advertising companies, today announced that it has commenced an underwritten public offering (the “Offering”) of its common stock. Clear Channel Outdoor is proposing to sell 100 million shares of common stock and expects to grant the underwriters a 30-day option to purchase up to 15 million additional shares of common stock.

Clear Channel Outdoor currently intends to use the net proceeds of the Offering, together with cash on hand, to redeem approximately $406 million aggregate principal amount of the 9.25% Senior Subordinated Notes due 2024 (the “CCWH Notes”) of Clear Channel Worldwide Holdings, Inc., a subsidiary of Clear Channel Outdoor, on August 22, 2019. The amount of the CCWH Notes expected to be redeemed is based on the expected size of the Offering. The redemption is conditioned on the closing of the Offering and the receipt by Clear Channel Outdoor of proceeds from the Offering in an amount sufficient to pay the redemption price. The conditional notice of redemption to be delivered to holders of the CCWH Notes may be rescinded or amended if necessary. This press release does not constitute a notice of redemption and is qualified in its entirety by reference to the conditional notice of redemption to be delivered pursuant to the indenture that governs the CCWH Notes. If the underwriters for the Offering exercise their option to purchase additional shares in full, Clear Channel Outdoor intends to use the net proceeds to redeem an additional approximately $41 million of CCWH Notes and approximately $20 million of the 8.75% Senior Notes due 2020 of Clear Channel International B.V., a subsidiary of Clear Channel Outdoor.

Morgan Stanley, J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC will act as book-running managers for the Offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was declared effective by the Securities and Exchange Commission (the “SEC”) on July 17, 2019. A preliminary prospectus supplement and accompanying prospectus describing the terms of the Offering has been filed with the SEC and will be available on the SEC’s website at www.sec.gov. A copy of the preliminary prospectus supplement and the prospectus relating to the Offering may be obtained from Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by phone at 1-866-803-9204; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island

Avenue, Edgewood, NY 11717, or via email: Barclaysprospectus@broadridge.com, or via telephone: 1-888- 603-5847; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or via email at prospectus@citi.com, or by phone at 1-800-831-9146; or Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, or via email at cmclientsupport@wellsfargo.com, or by phone at 1-800-326-5897.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable securities laws of such state or jurisdiction.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on current Clear Channel Outdoor Holdings, Inc.’s management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the offering and the size, timing and use of proceeds of the offering. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, whether or not the offering will be consummated and the size, timing and use of proceeds of the Offering. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel Outdoor Holdings, Inc.’s ability to control or predict. Clear Channel Outdoor Holdings, Inc. undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media

Lucy Puddefoot

+44 (0) 20 7478 2284

Jason D. King

(212) 812-0064

Investors

Eileen McLaughlin

(646) 355-2399